Exhibit (a)(1)(E)

Offer to Purchase

All Outstanding Shares of Common Stock

of

BIOVERATIV INC.

at

$105.00 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated February 7, 2018

by

BLINK ACQUISITION CORP.

an indirect, wholly-owned subsidiary

of

SANOFI

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., NEW YORK CITY TIME, ON MARCH 7, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

February 7, 2018

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 7, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Blink Acquisition Corp., a Delaware corporation (“Purchaser”) and an indirect, wholly-owned subsidiary of Sanofi, a French société anonyme (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) of Bioverativ Inc., a Delaware corporation (the “Company”), at a purchase price of $105.00 per Share in cash, without interest thereon and net of any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”).

Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $105.00 per Share in cash, which will be paid without interest and net of any required tax withholding.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of January 21, 2018 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Parent, and Purchaser. The Merger Agreement provides, among other things, that as soon as practicable following (and on the same day as) the consummation of the Offer and subject to the satisfaction or waiver of certain conditions, Purchaser will merge with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), without a vote of the Company’s stockholders upon the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving corporation and becoming an indirect, wholly-owned subsidiary of Parent (the “Merger”).

4. The Board of Directors of the Company (the “Company Board”) has unanimously: (i) declared that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) adopted and approved the Merger Agreement and approved that the Company enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Offer and the Merger, on the terms and subject to the conditions set forth therein, (iii) determined to recommend that the stockholders of the Company (other than Parent and its subsidiaries) accept the Offer and tender their shares to Purchaser pursuant to the Offer, (iv) resolved to take all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the DGCL and any other applicable law with respect to a “moratorium,” “control share acquisition,” “business combination,” “fair price” or other forms of anti-takeover laws or regulations that may purport to be applicable will not apply with respect to or as a result of the Merger, the Merger Agreement, and the transactions contemplated thereby and (v) agreed and authorized that the Merger be governed by Section 251(h) of the DGCL and consummated as soon as practicable following the consummation of the Offer.

5. The Offer and withdrawal rights will expire at one minute past 11:59 p.m., New York City time, on March 7, 2018, unless the Offer is extended or earlier terminated in accordance with its terms or the terms of the Merger Agreement.

6. The Offer is not subject to a financing condition. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 15 of the Offer to Purchase (collectively, the “Offer Conditions”). Among the Offer Conditions are: (i) the Minimum Tender Condition (as defined in the Offer to Purchase); (ii) the Antitrust Condition (as defined in the Offer to Purchase); (iii) the accuracy of the Company’s representations and warranties set forth in the Merger Agreement, and the performance of the Company’s covenants set forth in the Merger Agreement, in each case, to specified standards of materiality; (iv) the re-delivery of a tax opinion pursuant to the Tri-Party Agreement (as defined in the Offer to Purchase) and (v) no Company Material Adverse Effect (as defined in the Offer to Purchase) having occurred.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

BIOVERATIV INC.

at

$105.00 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated February 7, 2018

by

BLINK ACQUISITION CORP.

an indirect, wholly-owned subsidiary

of

SANOFI

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 7, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal, in connection with the offer by Blink Acquisition Corp., a Delaware corporation (“Purchaser”) and an indirect, wholly-owned subsidiary of Sanofi, a French société anonyme (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Bioverativ Inc., a Delaware corporation (the “Company”), at a purchase price of $105.00 per Share in cash, without interest thereon and net of any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”).

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then using registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE
Shares*	Signature(s)
Account No. Dated , 2018 Area Code and Phone Number
Tax Identification Number or Social Security Number	Please Print name(s) and address(es) here

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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